UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 4, 2024
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GoodRx Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-39549	47-5104396
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2701 Olympic Boulevard
Santa Monica, California		90404
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (855) 268-2822
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	GDRX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Karsten Voermann Employment Agreement

On March 4, 2024 (the “Effective Date”), GoodRx Holdings, Inc. (together with its subsidiaries, the “Company”), through its indirect wholly owned subsidiary, GoodRx, Inc., entered into an Employment Agreement (the “Employment Agreement”) with Karsten Voermann, pursuant to which Mr. Voermann will continue to serve as the Chief Financial Officer of the Company. The Employment Agreement supersedes and replaces all prior agreements of the parties relating to Mr. Voermann’s employment, including his prior offer letter, dated as of February 12, 2020.

Mr. Voermann’s employment under the Employment Agreement is at-will and will continue for an indefinite term until terminated in accordance with the terms of the Employment Agreement. The Employment Agreement provides that Mr. Voermann will continue to be eligible to (i) receive an annual base salary of $450,000, which may be adjusted by the Board of Directors of the Company (or, as applicable, a subcommittee thereof; collectively, the “Board”) in its discretion; (ii) earn a cash incentive bonus for each year during the term of the Employment Agreement targeted at 100% of his base salary (the “Incentive Bonus”), which bonus shall be payable if Mr. Voermann and/or GoodRx, Inc. meets applicable performance goals, as determined by the Board at its discretion, in consultation with the chief executive officer of GoodRx, Inc. (subject to Mr. Voermann’s continued employment through the payment date); and (iii) participate in the health and welfare benefit plans and programs maintained by GoodRx, Inc. for the benefit of its employees and certain other perquisites.

Pursuant to the Employment Agreement, in March of 2024, Mr. Voermann will be granted a nonqualified stock option (the “Option Award”) and a restricted stock unit award (the “RSU Award” and, together with the Option Award, the “Equity Awards”), each having a value of $2,500,000, under the Company’s 2020 Incentive Award Plan. The number of shares of the Company’s Class A common stock subject to each Equity Award will be determined by dividing $2,500,000 by (i) in the case of the Option Award, the per share Black-Scholes valuation as of the applicable grant date; and (ii) in the case of the RSU Award, the closing price over the last twenty trading days preceding the applicable grant date. Each Equity Award will vest and become exercisable, as applicable, as to 25% of such Equity Award on January 8, 2025, and as to one-sixteenth (1/16th) of such Equity Award on each quarterly anniversary thereafter, in each case, subject to Mr. Voermann’s continued employment through the applicable vesting date.

Pursuant to the Employment Agreement, if Mr. Voermann’s employment is terminated without “cause” or due to his resignation for “good reason” (each, as defined in the Employment Agreement), then, in addition to any accrued obligations and subject to his timely execution and non-revocation of a general release of claims and continued compliance with certain restrictive covenants, Mr. Voermann will be eligible to receive (i) 12 months of continued payment of his base salary; (ii) the Incentive Bonus in an amount determined in the Board’s sole discretion (pro-rated for the portion of the year during which Mr. Voermann was employed based on a 365-day calendar year); (iii) any accrued but unpaid Incentive Bonus for a performance period ending on or preceding the termination date; (iv) 12 months of company-reimbursed COBRA continuation coverage premiums; and (v) if such termination occurs within 12 months following a “change in control” (as defined in the Company’s 2020 Incentive Award Plan), then each of the Equity Awards and the restricted stock unit award granted to Mr. Voermann on September 22, 2022 shall vest and, to the extent applicable, become exercisable as of the termination date on an accelerated basis with respect to the number of shares that would have vested (and become exercisable, if applicable) had Mr. Voermann remained in continuous employment beyond the termination date for twelve additional months (taking into account the pro rata portion of the final quarter of such twelve month period, and provided that the Board may determine at any time on or prior to the termination date that all or any greater portion of such awards shall become fully vested and, to the extent applicable, exercisable as of the termination date).

The Employment Agreement also includes a “best pay” provision under Section 280G of the Internal Revenue Code, pursuant to which any “parachute payments” that become payable to Mr. Voermann will either be paid in full or reduced so that such payments are not subject to the excise tax under Section 4999 of the Internal Revenue Code, whichever results in the better after-tax treatment to Mr. Voermann.

Mr. Voermann continues to be subject to a proprietary information and invention assignment agreement containing confidentiality, intellectual property assignment, employee non-solicitation and other covenants.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Special Bonus for Karsten Voermann

On March 6, 2024, the Board, upon recommendation of its Compensation Committee, approved a one-time discretionary bonus in the amount of $162,792 (the “Special Bonus”) to Mr. Voermann in recognition of his individual contributions to the Company during the Company’s fiscal year 2023, including his significant role in (i) the Company’s implementation of the multi-phase plan to deprioritize certain solutions provided under the Company’s pharma manufacturer solutions offering and (ii) the Company’s continued effective operation through the transition of certain executive positions and changes in the Company’s management team. The Special Bonus is payable in cash and shall be paid in accordance with the Company’s regularly scheduled payroll cycle. The Special Bonus is in addition to the annual performance-based cash bonus opportunity that Mr. Voermann is eligible for based on the Company’s achievement of pre-established goals for the fiscal year 2023.
Item 9.01.    Financial Statements and Exhibits.
(d)Exhibits.
The following exhibits are included with this Current Report on Form 8-K:

10.1	Employment Agreement, by and between GoodRx, Inc. and Karsten Voermann, dated March 4, 2024

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODRX HOLDINGS, INC.

Date:	March 7, 2024	By:	/s/ Scott Wagner
Name: Scott Wagner Title: Interim Chief Executive Officer